Exhibit 99.1

IonQ Announces Fourth Quarter and Full Year 2023 Financial Results

Full Year Results of $22.0 Million in Revenue, Above High End of Range

Full Year Results of $65.1 Million in Bookings, Above High End of Range, with Strong Pipeline Entering 2024

Fourth Quarter Results of $6.1 Million in Revenue, High End of Range

Achieved 2024 Technical Milestone of #AQ 35 in December 2023, a Full Year Early

Doubled Compute Space Performance Again, Reaching #AQ 36 in January 2024

Achieved First Major Milestone on Implementing Photonic Interconnects for Networked QPUs

COLLEGE PARK, Md.—(BUSINESS WIRE)— IonQ (NYSE: IONQ), a leader in the quantum computing industry, today announced financial results for the quarter and full year ended December 31, 2023.

“IonQ had a landmark year in 2023, meeting and exceeding our financial expectations, and accomplishing our technical goals early,” said Peter Chapman, President and CEO of IonQ. “We sold four systems, unveiled the designs for our upcoming generations, and opened our new Seattle manufacturing facility to begin producing more systems to fulfill our growing pipeline. IonQ’s pipeline for 2024 is stronger than ever, and our sale of two systems in Europe last year is accelerating interest in system purchases, especially in Europe.”

“With the rise of generative AI, we are increasingly hearing from customers about the prohibitively expensive and lengthy compute resources–upwards of $1 billion and 3 months–required to train certain large language models. We estimate that to fully simulate 64 algorithmic qubits, you would need 3.6 billion GPUs, and that by shifting AI workloads to our increasingly powerful quantum computers, IonQ can help address the world’s next great computing challenge. We are eager to work with our customers on the next era of computing and networking in 2024 and beyond.”

Financial Highlights

●
IonQ recognized revenue of $6.1 million for the quarter and $22.0 million for the full year, putting results at the high end and above the high end of the respective financial outlook range. This represents 98% annual growth compared to $11.1 million in the prior year.
●
IonQ achieved $6.7 million in new bookings for the fourth quarter and $65.1 million for the full year, above the high end of the full year financial outlook range. This represents 166% annual growth compared to $24.5 million in the prior year.
●
Cash, cash equivalents and investments were $455.9 million as of December 31, 2023.
●
Net loss was $41.9 million and Adjusted EBITDA loss was $20.0 million for the fourth quarter. As for the full year 2023, net loss was $157.8 million and Adjusted EBITDA loss was $77.7 million, ahead of IonQ’s full year Adjusted EBITDA financial outlook.* Exclusions from Adjusted EBITDA include a non-cash gain in the fourth quarter of $7.6 million and a full year 2023 loss of $19.2 million related to the change in the fair value of IonQ’s warrant liabilities.

*Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Financial Measures,” and is reconciled to net loss, its closest comparable GAAP measure, at the end of this release.

Corporate Highlights

●
IonQ today announced the appointment of Robert Cardillo, former Director of the National Geospatial-Intelligence Agency, to its Board of Directors. In this role, Cardillo will seek to expand upon IonQ’s work with the U.S. government in establishing public-private partnerships that position the U.S. as a global leader in the quantum economy.
●
IonQ today announced the appointment of Bill Scannell, President of Global Sales and Customer Operations at Dell Technologies, to its Board of Directors. As a member of the Board of Directors, Scannell will provide input and direction for IonQ’s system sales strategy and help strengthen the company’s leadership position in the quantum economy.

Technical Highlights

●
IonQ achieved its 2024 technical milestone of #AQ 35 on IonQ Forte in December 2023, a full year ahead of schedule. At #AQ 35, IonQ expects its systems may be more commercially practical than the world’s most powerful quantum simulators for certain applications. These systems will now be more useful than ever for tackling quantum applications, such as those in quantum machine learning and quantum chemistry.
●
IonQ today announced that it has furthered its performance leadership by achieving #AQ 36 in January 2024, also on IonQ Forte. Achieving #AQ 36 roughly doubles the computational space that Forte can now consider, relative to its performance at #AQ 35.
●
IonQ announced that it had achieved its first major milestone in implementing photonic interconnects, the core technology that will allow IonQ to scale compute and networking between multiple quantum processing units (QPUs). IonQ can now generate photons entangled with ions repeatedly and reproducibly, creating a quantum state which will allow future quantum systems to communicate and transfer information between each other.
●
IonQ today announced that it has demonstrated its forthcoming photonic integrated circuit, or PIC, technology in a lab setting. This technology will allow for the light that controls qubits to be routed directly to QPUs, enabling superior performance and form factors for future generations of IonQ quantum computers.

Commercial Highlights

●
IonQ announced the start of construction on its first production-class IonQ Forte Enterprise systems in its Seattle manufacturing facility, with plans to begin delivery to customers by the end of 2024. These #AQ 35 systems will feature modular rack-mounted form factors designed to fit seamlessly into customers’ data centers.
●
IonQ announced the availability of IonQ Forte through Amazon Braket Direct, a fully managed, white glove quantum computing service from Amazon Web Services. Customers can use Braket Direct to reserve dedicated capacity on different quantum devices and connect with quantum computing experts for hands-on support.
●
IonQ announced a predictive maintenance project with Thompson Machinery, a Caterpillar dealer serving parts of Tennessee and Mississippi, to deploy a quantum machine learning model tasked with detecting potential failures in equipment and compare it directly to a classical model. The quantum model was more likely to detect failures, did so with more precision, and shows promise of being economically significant.
●
Earlier this month, IonQ was joined by U.S. Senator Maria Cantwell from the State of Washington to inaugurate the Company’s new Seattle production facility with a ribbon cutting ceremony. Responding to an uptick in customer demand, IonQ has already decided to increase the footprint of this facility by 50%.

2024 Financial Outlook

●
For the full year 2024, IonQ expects revenue to be between $37.0 million and $41.0 million, with between $6.5 million and $7.5 million for the first quarter.
●
IonQ anticipates full year 2024 bookings of between $70 million and $90 million.
●
IonQ anticipates an Adjusted EBITDA** loss of $110.5 million for the full year 2024 at the midpoint of the revenue outlook provided above.

** Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Financial Measures.” The Company cannot provide a reconciliation between its forecasted Adjusted EBITDA and net loss without unreasonable effort due to the unavailability of estimates for stock-based compensation and change in fair value of assumed warrant liabilities, as these items are not within the Company’s control, may vary greatly between periods and could significantly impact future financial results.

Fourth Quarter 2023 Conference Call

IonQ will host a conference call today at 4:30 p.m. Eastern time to review the Company’s financial results for the fourth quarter and full year ended December 31, 2023 and to provide a business update. The call will be accessible by telephone at 877-407-4018 (domestic) or 201-689-8471 (international). The call will also be available live via webcast on the Company’s website here, or directly here. A telephone replay of the conference call will be available approximately three hours after its conclusion at 844-512-2921

(domestic) or 412-317-6671 (international) with access code 13743612 and will be available until 11:59 p.m. Eastern time, March 13, 2024. An archive of the webcast will also be available here shortly after the call and will remain available for one year.

Upcoming Investor Conference Participation

IonQ today announced that Thomas Kramer, Chief Financial Officer, and Jordan Shapiro, Vice President of FP&A and Head of Investor Relations, will participate in a fireside chat at the Morgan Stanley Technology, Media, and Telecom Conference at the Palace Hotel in San Francisco, CA on Tuesday, March 5, 2024. The Company’s discussion will begin at 5:05 PM ET and the webcast link will be available on IonQ’s website here, or directly here.

Non-GAAP Financial Measures

To supplement IonQ’s consolidated financial statements presented in accordance with GAAP, IonQ uses non-GAAP measures of certain components of financial performance. Adjusted EBITDA is a financial measure that is not required by or presented in accordance with GAAP. Management believes that this measure provides investors an additional meaningful method to evaluate certain aspects of the Company’s results period over period. Adjusted EBITDA is defined as net loss before interest income, net, interest expense, income tax expense, depreciation and amortization expense, stock-based compensation, change in fair value of assumed warrant liabilities, and other non-recurring non-operating income and expenses. IonQ uses Adjusted EBITDA to measure the operating performance of its business, excluding specifically identified items that it does not believe directly reflect its core operations and may not be indicative of recurring operations. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the financial results prepared in accordance with GAAP, and IonQ’s non-GAAP measures may be different from non-GAAP measures used by other companies. For IonQ’s investors to be better able to compare the Company’s current results with those of previous periods, IonQ shows a reconciliation of GAAP to non-GAAP financial measures at the end of this release.

About IonQ

IonQ, Inc. is a leader in quantum computing that delivers high-performance systems capable of solving the world’s largest and most complex commercial and research use cases. IonQ’s current generation quantum computer, IonQ Forte, is the latest in a line of cutting-edge systems, boasting 36 algorithmic qubits. The company’s innovative technology and rapid growth were recognized in Fast Company’s 2023 Next Big Things in Tech List and Deloitte’s 2023 Technology Fast 500™ List, respectively. Available through all major cloud providers, IonQ is making quantum computing more accessible and impactful than ever before. Learn more at IonQ.com.

IonQ Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “plan,” “believe,” “estimates,” “projects,” “could,” “would,” “may,” “will,” “forthcoming” and other similar expressions are intended to identify forward-looking statements. These statements include those related to the company’s technology driving commercial advantage in the future, the company’s future financial and operating performance, including our outlook and guidance, the timing of delivering to customers the first production-class IonQ Forte Enterprise systems, the planned increase to the footprint of the Seattle manufacturing facility, the company’s future sales strategy, the company’s ability to establish public-private partnerships, the ability for third parties to implement IonQ’s offerings to increase their quantum computing capabilities, the effect of increased availability of customer support functions, projected cost savings from a planned quantum machine learning model, IonQ’s quantum computing capabilities and plans, access to IonQ’s quantum computers, increases in algorithmic qubit achievement, the scalability and reliability of IonQ’s quantum computing offerings, the anticipated components of IonQ’s quantum computing offerings, and the delivery of IonQ’s services and quantum computing offerings in the future. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in the competitive industries in which IonQ operates, including development of competing technologies; changes in laws and regulations affecting IonQ’s business; IonQ’s ability to implement its business plans, forecasts and other expectations, identify and realize partnerships and opportunities, and to engage new and existing customers; and risks associated with U.S. government sales, partnerships and contracts, including changes in policy affecting the feasibility of public-private partnerships and provisions that allow the government to unilaterally terminate or modify contracts for convenience and the uncertain scope and impact of a possible U.S. government shutdown or operation under a continuing resolution. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the Company’s filings, including but not limited to those described in the “Risk Factors” section of IonQ’s most recent Quarterly Report on Form 10-Q and other documents filed by IonQ from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and IonQ assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. IonQ does not give any assurance that it will achieve its expectations.

IonQ, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$6,106	$3,807	$22,042	$11,131
Costs and expenses:
Cost of revenue (excluding depreciation and amortization)	3,163	901	8,108	2,944
Research and development	31,620	13,696	92,321	43,978
Sales and marketing	6,981	2,414	18,270	8,385
General and administrative	15,284	9,065	50,722	35,966
Depreciation and amortization	3,506	1,356	10,375	5,604
Total operating costs and expenses	60,554	27,432	179,796	96,877
Loss from operations	(54,448)	(23,625)	(157,754)	(85,746)
Gain (loss) on change in fair value of warrant liabilities	7,581	1,778	(19,206)	30,136
Interest income, net	5,207	3,167	19,322	7,093
Other income (expense), net	(235)	33	(85)	6
Loss before income tax expense	(41,895)	(18,647)	(157,723)	(48,511)
Income tax benefit (expense)	(9)	—	(48)	—
Net loss	$(41,904)	$(18,647)	$(157,771)	$(48,511)
Net loss per share attributable to common stockholders— basic and diluted	$(0.20)	$(0.09)	$(0.78)	$(0.25)
Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	205,305,233	199,155,110	202,576,492	197,727,642

IonQ, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands)

	December 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$35,665	$44,367
Short-term investments	319,776	311,430
Accounts receivable	11,467	3,292
Prepaid expenses and other current assets	23,081	12,539
Total current assets	389,989	371,628
Long-term investments	100,489	182,001
Property and equipment, net	37,515	26,014
Operating lease right-of-use assets	4,613	3,753
Intangible assets, net	15,077	8,944
Goodwill	742	742
Other noncurrent assets	5,155	4,910
Total Assets	$553,580	$597,992
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,599	$3,055
Accrued expenses	18,376	6,655
Current portion of operating lease liabilities	710	591
Unearned revenue	12,087	8,729
Current portion of stock option early exercise liabilities	392	1,130
Total current liabilities	37,164	20,160
Operating lease liabilities, net of current portion	7,395	3,459
Unearned revenue, net of current portion	447	1,201
Stock option early exercise liabilities, net of current portion	448	839
Warrant liabilities	23,004	3,819
Other noncurrent liabilities	128	303
Total liabilities	$68,586	$29,781
Stockholders’ Equity:
Common stock	$20	$20
Additional paid-in capital	839,014	769,848
Accumulated deficit	(352,073)	(194,302)
Accumulated other comprehensive loss	(1,967)	(7,355)
Total stockholders’ equity	$484,994	$568,211
Total Liabilities and Stockholders’ Equity	$553,580	$597,992

IonQ, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(157,771)	$(48,511)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,375	5,604
Non-cash research and development arrangements	520	520
Stock-based compensation	69,743	31,456
(Gain) loss on change in fair value of warrant liabilities	19,206	(30,136)
Amortization of premiums and accretion of discounts on available-for-sale securities	(9,746)	(1,577)
Other, net	1,474	441
Changes in operating assets and liabilities:
Accounts receivable	(8,175)	(1,510)
Prepaid expenses and other current assets	(14,413)	(7,012)
Accounts payable	2,188	1,060
Accrued expenses	3,319	1,344
Unearned revenue	2,604	3,892
Other assets and liabilities	1,865	(269)
Net cash provided by (used in) operating activities	$(78,811)	$(44,698)
Cash flows from investing activities:
Purchases of property and equipment	(13,703)	(9,336)
Capitalized software development costs	(4,558)	(2,179)
Intangible asset acquisition costs	(1,288)	(1,049)
Purchases of available-for-sale securities	(298,445)	(605,689)
Maturities and sales of available-for-sale securities	386,760	310,045
Business acquired	—	(848)
Net cash provided by (used in) investing activities	$68,766	$(309,056)
Cash flows from financing activities:
Proceeds from stock options exercised	1,954	1,059
Other financing, net	(193)	37
Net cash provided by (used in) financing activities	$1,761	$1,096
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(2)	—
Net change in cash, cash equivalents and restricted cash	(8,286)	(352,658)
Cash, cash equivalents and restricted cash at the beginning of the period	46,367	399,025
Cash, cash equivalents and restricted cash at the end of the period	$38,081	$46,367

IonQ, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss	$(41,904)	$(18,647)	$(157,771)	$(48,511)
Interest income, net	(5,207)	(3,167)	(19,322)	(7,093)
Interest expense	—	—	—	—
Income tax expense (benefit)	9	—	48	—
Depreciation and amortization	3,506	1,356	10,375	5,604
Stock-based compensation	31,194	8,895	69,743	31,456
Loss (gain) on change in fair value of warrant liabilities	(7,581)	(1,778)	19,206	(30,136)
Adjusted EBITDA	$(19,983)	$(13,341)	$(77,721)	$(48,680)

IonQ Media Contact:

Tyler Ogoshi

press@ionq.com

IonQ Investor Contact:

investors@ionq.com